April 29, 2013

VIA EDGAR

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549
Attention: Chad Eskildsen

Re:	Credit Suisse Commodity Strategy Funds
	Investment Company Act File No. 811-21589

Dear Mr. Eskildsen:

On behalf of Credit Suisse Commodity Strategy Funds (the Registrant), we hereby transmit for filing under the Investment Company Act of 1940, as amended, an amendment to the Registrants annual report on Form NSAR filed on December 28, 2012 (the Amendment). This Amendment is being filed to reflect the comments that you provided to the undersigned in a telephone conversation on April 25, 2013.

We are furnishing this letter to be submitted by the Registrant with the above-referenced Amendment.

If you have any questions regarding this certification, please contact me at (212) 728-8813.

Sincerely,

/s/ Diana N. Huffman
Diana N. Huffman

cc:	Joanne Doldo, Esq.
        Rose F. DiMartino, Esq.
        Elliot J. Gluck, Esq.